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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 1999 relating to the Dental Care Alliance, Inc. financial statements, which appears in the 2000 Annual Report to Shareholders of InterDent, Inc., which is incorporated by reference in InterDent, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

                      /s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
April 19, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS